UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☐ Preliminary Information Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒ Definitive Information Statement

POINT CAPITAL, INC.

(Name of Registrant as Specified In Its Charter)

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Marc J. Ross, Esq.

Sichenzia Ross Ference Kesner LLP

61 Broadway

New York, New York 10006

Tel: (212) 930-9700 Fax: (212) 930-9725

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POINT CAPITAL, INC.

285 GRAND AVENUE, BUILDING 5

ENGLEWOOD, NEW JERSEY 07631

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY

To our Stockholders:

This notice and information statement (this “Information Statement”) is being furnished to the stockholders of Point Capital, Inc., a Delaware corporation (“Point Capital” or the “Company”), in connection with an action taken by the written consent in lieu of a meeting (the “Written Consent”) of the Majority Stockholders (as defined below) to authorize the Company’s Board of Directors (the “Board”), in its discretion, to undertake the withdrawal of the Company’s election to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). Such action hereafter referred to as the “Corporate Action.” This Information Statement describes, in more detail, the Corporate Action being taken and the circumstances surrounding the approval of the Corporate Action.

Pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C and Schedule C thereunder, this Information Statement is being circulated solely for the purpose of informing our stockholders of the action taken by the Written Consent before it becomes effective. This Information Statement will be mailed on or about June 5, 2017 (the “Mailing Date”) to the holders of record of shares of the Company’s capital stock as of the close of business on April 11, 2017, the date that the Majority Stockholders executed the Written Consent (the “Record Date”). Pursuant to Rule 14c-2 of the Exchange Act, such action will not be effective until at least 20 days after the Mailing Date of this Information Statement.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’
MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY

By Order of the Board of Directors,

/s/ Eric Weisblum
Eric Weisblum
Chairman and Chief Executive Officer

POINT CAPITAL, INC.

285 GRAND AVENUE, BUILDING 5

ENGLEWOOD, NEW JERSEY 07631

June 5, 2017

INFORMATION STATEMENT

General Information

In this Information Statement we refer to Point Capital, Inc., a Delaware corporation, as the “Company,” “we,” “us,” “our” or “Point Capital.”

This Information Statement is furnished in connection with the approval of the Corporate Action by Written Consent of the Majority Stockholders of Point Capital. The Corporate Action to be taken by the Written Consent will not become effective until at least 20 days after the Information Statement is sent or given to our stockholders in accordance with the requirements of the rules of the Exchange Act.

Pursuant to the Written Consent, the Majority Stockholders authorized the Board to undertake the withdrawal of the Company’s election to be regulated as a BDC under the 1940 Act.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

ABOUT THE INFORMATION STATEMENT

What is the Purpose of the Information Statement?

This Information Statement is being furnished pursuant to the Exchange Act to notify the Company’s stockholders as of the Record Date of the Corporate Action to be taken pursuant to the Written Consent of the Majority Stockholders. In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the Corporate Action as early as possible to accomplish the purposes hereafter described, the Board elected to seek the Written Consent of the Majority Stockholders to reduce the costs and implement the Corporate Action in a timely manner.

The Majority Stockholders voted in favor of the Corporate Action for the reasons and circumstances outlined in this Information Statement.

 Who is Entitled to Notice?

Each holder of outstanding shares of the Company’s voting securities on the Record Date will be entitled to notice of the Corporate Action to be taken pursuant to the Written Consent.

What Constitutes the Voting Shares of the Company?

The voting power entitled to vote on the Corporate Action consists of the vote of the holders of a majority of the voting power of the Company’s outstanding capital stock as of the Record Date.

The Company’s certificate of incorporation, including all amendments thereto (the “Certificate of Incorporation”), provides for (i) 100,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”) and (ii) 5,000,000 shares of blank check preferred stock, par value $0.0001 per share (the “Preferred Stock”), of which 1,000,000 shares of Preferred Stock are designated as Series A Convertible Preferred Stock (the “Series A Preferred Stock”).

As of the Record Date, there were 50,082,441 shares of Common Stock and 4,000 shares of Series A Preferred Stock issued and outstanding.

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Each share of Common Stock entitles its holder to one vote per share on each matter submitted to the Company’s stockholders, including the Corporate Action.

The holders of Series A Preferred Stock have no voting rights, except as otherwise provided by the Certificate of Designation of the Series A Preferred Stock (the “Certificate of Designation”) or as otherwise required by law.

With respect to the Corporate Action contemplated herein, the Certificate of Designation provides that each holder of shares of Series A Preferred Stock is entitled to five hundred (500) votes per share voting as a separate class, subject to the Beneficial Ownership Limitation as set forth therein.

What Vote is Required to Approve the Proposal?

The 1940 Act provides that a BDC may not withdraw its election to be regulated as a BDC unless it receives the approval of the holders of a majority of its outstanding voting securities. Section 2(a)(42) of the 1940 Act provides that the vote of a majority of the outstanding voting securities of a company means the vote, at the annual or a special meeting of the security holders of such company duly called, (i) of 67% or more of the voting securities present at such meeting, if the holders of more than 50% of the outstanding voting securities of such company are present or represented by proxy; or (ii) of more than 50% of the outstanding voting securities of such company, whichever is the lesser. Section 54(c) of the 1940 Act permits a BDC to voluntarily withdraw its election to be classified as such by filing a notice of withdrawal of election with the U.S. Securities and Exchange Commission (“SEC”).

Section 4(c) of the Certificate of Designation provides that, unless a higher percentage is provided for in the Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power of the Company’s outstanding Series A Preferred Stock voting as a separate class (the “Series A Preferred Majority Stockholders”) shall be required to approve 1940 Act matters, including the Corporate Action as provided herein. Additionally because the 1940 Act requires the approval of the holders of a majority of the Company’s outstanding voting securities, the Series A Preferred Majority Stockholders, together with the vote of the holders of a majority of the voting power of the Company’s outstanding Common Stock (the “Common Majority Stockholders” and collectively with the Series A Preferred Majority Stockholders, the “Majority Stockholders”), voting as two separate classes as of the Record Date, shall be required to approve the Corporate Action.

The authority of our stockholders to take action by written consent, in lieu of a meeting, is provided by Section 228 of the General Corporation Law of Delaware (the “DGCL”) , which provides that any action required to be taken at any annual or special meeting of stockholders of the Company, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. If the Corporate Action were not adopted by majority written consent pursuant to Section 228, such action would have been required to be considered by our stockholders at a special stockholders’ meeting convened for the specific purpose of approving the Corporate Action.

NO MEETING OF STOCKHOLDERS REQUIRED

We are not soliciting any votes in connection with the Corporate Action. The Majority Stockholders by Written Consent that have approved the Corporate Action collectively hold a majority of the voting power of the Company’s outstanding capital stock and, accordingly, such stockholders have sufficient voting rights to approve the Corporate Action.

There will be no meeting of stockholders and none is required under Delaware law because the Corporate Action has been approved by the Majority Stockholders by Written Consent. Section 228(e) of the DGCL requires that the Company provide prompt notice of the Corporate Action to stockholders of record who have not consented in writing to the Corporate Action. Section 14(c) of the Exchange Act requires that the Company provide this Information Statement to such stockholders at least 20 days prior to the earliest date on which the Corporate Action may be taken. This Information Statement constitutes the required notice under both Delaware law and the Exchange Act.

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CORPORATE ACTION

TO AUTHORIZE THE BOARD OF DIRECTORS TO WITHDRAW THE COMPANY’S ELECTION TO
BE REGULATED AS A BUSINESS DEVELOPMENT COMPANY UNDER THE INVESTMENT
COMPANY ACT OF 1940, AS AMENDED

Background and Regulation as a BDC

Point Capital is a closed-end, non-diversified investment company that is regulated as a BDC under the 1940 Act. As a BDC, the Company is subject to significant regulation of its activities. For example, the Company is subject to the requirement that 70% of its portfolio must be comprised of “qualifying assets” (the “70% Test”), including securities of private U.S. companies, cash, cash equivalents, U.S. government securities and high-quality debt investments that mature in one year or less.  In addition, Section 56(a) of the 1940 Act requires that at least a majority of the Company’s directors must be persons other than “interested persons,” as that term is defined in the 1940 Act.

The 1940 Act further provides that the Company may not change the nature of its business so as to cease to be, or to withdraw our election as a BDC without the approval of a “majority of the Company’s outstanding voting securities,” within the meaning of the 1940 Act. Section 54(c) of the 1940 Act permits a BDC to voluntarily withdraw its election to be classified as a BDC by filing a notice of withdrawal of election with the SEC, so long as it obtains the required stockholder approval.

In consideration of the compliance restraints placed on BDCs, the Company’s historical performance and anticipated investment opportunities, the Board has evaluated and discussed the benefits of the Company continuing as a BDC.  The Board considered various options, including liquidation, merger with another BDC, merger with another registered investment company, and continuation of operations as a BDC, in addition to withdrawal of its election to be regulated as a BDC.

Authorization of Withdrawal of BDC Election

On March 6, 2017, the Board unanimously approved the proposal to seek stockholder approval to authorize the withdrawal of the Company’s election to be regulated as a BDC under the 1940 Act, referred to herein as the “Corporate Action.” The Board approved the proposal because it believes that it is in the best interests of the Company and its stockholders to make this change for various reasons discussed in this Information Statement, including increased investment opportunities and greater access to capital through flexible financing activities.

On April 11, 2017, the Majority Stockholders adopted resolutions by Written Consent authorizing the Board to undertake the Corporate Action. This Corporate Action will become effective immediately upon the Company’s filing of Form N-54C—“Notification of Withdrawal of Election to be Subject to Sections 55 Through 65 of the Investment Company Act of 1940” with the SEC (the “Notice of Withdrawal”). This Notice of Withdrawal, when filed, will immediately terminate the Company’s status as a BDC under the 1940 Act. This approval does not, however, guarantee that the Company will file its Notice of Withdrawal. Rather, the Company intends to file its Notice of Withdrawal only if it identifies suitable business opportunities which would allow the Company to conduct its business as an operating company rather than as an investment company, as described in Section 3 of the 1940 Act.

Impact of Withdrawal of BDC Election

The Company will, effective upon receipt by the SEC of the Company’s Notice of Withdrawal, no longer be regulated as a BDC and will no longer be subject to the regulatory provisions of the 1940 Act, including the 70% Test, which is designed to protect the interests of investors in investment companies, including certain laws and regulations related to insurance, custody, capital structure, composition of its Board, affiliated transactions, leverage limitations and compensation arrangements. The Company will, however, continue to be subject to any enforcement action by the Commission for any violation of the 1940 Act prior to such election.

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The Company would also no longer be required under the 1940 Act to have a majority of its members of its Board be independent. However, it is anticipated that a majority would remain independent following withdrawal of the Company’s BDC election, but the Company cannot provide any assurances that a majority of the Board will remain independent for any period of time. The Board would still be subject to customary principles of fiduciary duty with respect to the Company and its stockholders.

In addition, the Company (i) would not be limited in the amount of leverage that it could incur, (ii) would be able to issue securities with equity features, such as warrants and conversions, without further stockholder approval, (iii) would be able to issue common shares at a price below net asset value per share (“NAV”) without stockholder approval, (iv) would not be subject to the limitations in transactions with affiliates, except as required by Delaware law and the Company’s governing documents, and (v) could enter into a long-term advisory contract with its external investment adviser. Each of these could have an adverse impact on the Company’s stockholders.

Withdrawal of the Company’s election to be regulated as a BDC will not affect the Company’s registration under Section 12(g) of the Exchange Act.  Under the Exchange Act, the Company is required to file periodic reports on Form 10-K, Form 10-Q and Form 8-K, and file proxy statements and other reports required under the Exchange Act. Withdrawal of the Company’s election to be regulated as a BDC will not change the Company’s obligation to continue to file such periodic reports under the Exchange Act.

Advantages of Withdrawal of BDC Election

In consideration of the regulatory compliance restraints placed upon BDCs and the opportunities the Company may have in terms of growth and diversification, the Company believes that withdrawal of the Company’s BDC election will not only benefit its stockholders, but it will also be advantageous to the Company in the following ways:

●	Lower Proportional Compliance Costs. Given the relatively small size of our Company at present, should Point Capital transform itself into a much larger operating company, we anticipate lowering our overall compliance-related costs as a percentage of our assets, particularly with the expected elimination of costs associated with compliance with the 1940 Act.

●	Increased Flexibility in the Issuance of Common Equity. Under the 1940 Act, absent stockholder approval, we may not issue new shares of our common stock at a per share price less than our NAV. The market prices for shares of BDCs such as Point Capital are generally lower, often substantially lower, than their NAVs, making it much more difficult for BDCs to raise equity capital than for operating companies. In the case of the Company, because our stock price has been below our NAV for several years, we have generally been unable to access the equity capital markets to take advantage of opportunities during this period that could, in our view, have generated higher returns than the cost of equity capital. While the restriction against issuing shares below NAV provides our stockholders an appropriate and meaningful protection against dilution of their indirect investment interest in our portfolio securities, this can also be a significant impediment to our ability to moderately expand or make small acquisitions using our shares. If Point Capital did not have this restriction, we would have increased flexibility to issue our common stock.

●	Growth and Development Opportunities. If we are able to become an operating company, we expect to capitalize on growth opportunities through growth and development of our core operating business, as well as by acquisition. Further, we would expect that Point Capital will be valued by the investing public based on traditional criteria applicable to operating companies, such as revenue, gross profit, and net earnings instead of NAV and the Company’s portfolio investments.

●	Greater Ability to Issue Other Securities. BDCs are limited or restricted as to the type of securities other than common stock, such as options, warrants, and preferred stock, which they may issue. In addition, issuances of senior debt and senior equity securities require that certain "asset coverage" tests and other criteria be satisfied on a continuing basis. This significantly affects the use of these types of securities. In the case of debt securities, we are limited in our use of these instruments because asset coverage continuously changes by variations in market prices of the Company’s investment securities. In the case of equity securities, counterparties and financiers in mergers and acquisitions often require the issuance of preferred equity securities or other equity-linked instruments as an essential component of these transactions. Operating companies benefit from having maximum flexibility to raise capital and acquire other commercial interests through various financing structures and a wider array of potential financial instruments that may be issued.

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●	Related Party Transactions. The 1940 Act significantly restricts, among other things, (a) transactions involving transfers of property between a BDC and affiliated persons (including affiliated persons of such affiliated persons) and (b) joint transactions with a third party involving a BDC and affiliated persons (including affiliated persons of such affiliated persons). An exemption from these restrictions can be obtained from the SEC, but it is typically a time-consuming and expensive procedure, regardless of the intrinsic fairness of such transaction or the approval thereof by disinterested directors of the BDC. We believe that situations may arise in which the Company’s best interests are served by such transactions. Further, we believe that our stockholders are adequately protected by the fiduciary obligations imposed on the Company’s directors under Delaware corporate governance law, which generally requires that the disinterested members of the Board determine fairness to the Company of an interested-party transaction (provided full disclosure of all material facts regarding the transaction and the interested party’s relationship with the Company is made), and SEC disclosure rules, which require the Company to include specified disclosure regarding transactions with related parties in its Exchange Act filings.

●	Compensation of Directors and Executive Officers. The 1940 Act limits the extent to which, and the circumstances under which, directors and executive officers of a BDC may be paid compensation other than in the form of salary payable in cash. For example, the issuance of restricted stock is generally prohibited, absent a lengthy exemptive application process with the SEC. However, we believe that, by achieving greater flexibility in the structuring of director and employee compensation packages, we will be able to attract and retain additional talented and qualified personnel and to more fairly reward and more effectively motivate our personnel.

●	Eligible Investments. BDCs are subject to the 70% Test and thus may not acquire any asset other than “qualifying assets” (i.e. securities issued by privately-held or public microcap U.S. companies in certain industries) unless, at the time of the acquisition is made, qualifying assets represent at least 70% of the value of the BDC’s total assets. If we are able to become an operating company, we will not be subject to these restrictions affecting the type or jurisdiction of assets we may acquire, nor on the composition of our assets, the result of which will be greater flexibility to acquire enterprises in a broader asset class and invest our financial resources in a wider range of opportunities in more diverse geographies and industries.

Risks to Stockholders of a Withdrawal of BDC Election

By withdrawing the Company’s election to be regulated as a BDC, the Company will no longer be subject to regulation under the 1940 Act, which is designed to protect the interests of investors in investment companies. However, when the Company ceases to be a BDC, the stockholders will not only be subject to certain risks, but will also lose certain protections, including the following:

●	Leverage Limits. We would no longer be subject to the requirement in Section 61 of the 1940 Act that we maintain a ratio of assets to senior securities (such as senior debt or preferred stock) of at least 200% and we would not be limited by statute or regulation to the amount of leverage we could incur.

●	Range of Investments. We would no longer be prohibited from investing in certain types of companies, such as brokerage firms, insurance, companies, and investment companies.

●	Changes in Financial Reporting. While the conversion of Point Capital into an operating company will enable us to consolidate the financial results of entities we control, a change in our method of accounting could also reduce the reported value of our investments in controlled privately-held companies by eliminating our ability to report an increase in the fair value of these holdings.

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●	Protection of Directors and Officers. We would no longer be prohibited from protecting any director or officer against any liability to the Company or our stockholders arising from willful malfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of that person’s office, although there are similar limitations under Delaware law, our Certificate of Incorporation, and our Bylaws that would still apply.

●	Fidelity Bond. We would no longer be required to provide and maintain an investment company blanket bond issued by a reputable fidelity insurance company to protect us against larceny and embezzlement.

●	Director Independence. We would no longer be required to ensure that a majority of our directors are persons who are not “interested persons,” as that term is defined in the 1940 Act, and certain persons, such as investment bankers, that would be prevented from serving on our Board if we were a BDC.

●	Affiliate Transactions. We would no longer be subject to the provisions of the 1940 Act regulating transactions between BDCs and certain affiliates, although we would still be subject to conflict of interest rules and governance procedures that exist under Delaware law.

However, the Board will still be subject to customary principles of fiduciary duty with respect to the Company and its stockholder.

Effect on Financial Reporting

The withdrawal of the Company’s election to be regulated as a BDC will result in a change in its method of accounting. BDC financial statement presentation and accounting uses the value method of accounting used by investment companies, which allows BDCs to recognize income and value their investments at market value as opposed to historical cost. Operating companies use either the fair-value or historical-cost methods of accounting for financial statement presentation and accounting for securities held, depending on how the investment is classified and how long the company intends to hold the investment. Changing the Company’s method of accounting will reduce the market value of its investments in privately held companies by eliminating the Company’s ability to report an increase in value of its holdings as they occur. The Company believes that the effect of the change in method of accounting will be material.

Effect on Tax Reporting

The Company believes that withdrawing its election to be regulated as a BDC will have an impact on its federal income tax status because the Company elected to be treated as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code. Because the Company will no longer be regulated as a BDC, it will no longer qualify as a RIC and thus will be subject to corporate level federal income tax on its income (without regard to any distributions it makes to its stockholders) as a “regular” corporation under Subchapter C of the Internal Revenue Code, further subjecting the Company’s stockholders to federal income taxes in connection with the receipt of such distributions.

Anticipated Time-Line

As discussed, the Company will only file its Notice of Withdrawal with the SEC at such time that it no longer meets the definition of an investment company, as described in Section 3 of the 1940 Act. Until such time, the Company expects to continue operating like a BDC while it focuses on identifying new business opportunities, such as investing in real property, providing services or acquiring other businesses that have the potential to provide new growth opportunities for the Company. Before the Company files its Notice of Withdrawal with the SEC, the Company may liquidate some of its securities portfolio. The Company’s BDC withdrawal will become effective upon receipt by the SEC of the Company’s filing of its Notice of Withdrawal.

Following such withdrawal, the Company will be an operating company and continue to be taxed as a C corporation. As the Company identifies potential business opportunities, it plans to seek to raise equity and debt capital to finance them, with expected greater flexibility as a result of its structure.

THE AUTHORIZATION GIVEN TO OUR BOARD TO EFFECT A WITHDRAWAL OF THE COMPANY’S ELECTION TO BE REGULATED AS A BDC UNDER THE 1940 ACT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, NOR HAS THE SEC PASSED UPON THE FAIRNESS OR MERITS OF THE AUTHORIZATION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

PLEASE NOTE THAT THIS IS NEITHER A REQUEST FOR YOUR VOTE NOR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU ABOUT THE AUTHORIZATION AND THE WITHDRAWAL OF THE COMPANY’S ELECTION TO BE REGULATED AS A BDC.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our Common Stock owned beneficially based on 50,082,441 shares of Common Stock issued and outstanding and 4,000 shares of Series A Preferred Stock issued and outstanding as of the Record Date by: (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 50,082,441 shares of Common Stock and 4,000 shares of Series A Preferred Stock issued and outstanding as of April 11, 2017, the Record Date.  Except for the Series A Preferred Stock, we do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.  Unless otherwise indicated, the address of each person listed is c/o Point Capital, Inc., 285 Grand Avenue, Building 5, Englewood, NJ 07631.

	Shares of Common Stock	Percent of Common Stock	Shares of Series A Preferred Stock	Percent of Series A Preferred Stock	Percent of Capital Stock

Eric Weisblum, CEO and director	0	0.0%	0	0.0%	0.0%

Van E. Parker, Director	0	0.0%	0	0.0%	0.0%

Leonard Schiller, Director	500,000	1.0%	0	0.0%	1.0%

Joel A. Stone, Director	1,000,000	2.0%	0	0.0%	2.0%

Adam Wasserman, CFO	0	0.0%	0	0.0%	0.0%
Directors and Officers as a group (5 persons)	1,500,000	3.0%	0	0.0%	3.0%

Whalehaven Capital Fund Limited (1)	17,839,059	35.6%	0	0.0%	35.6%

Alpha Capital Anstalt (2)(3)	3,060,057	6.1%	4,000	100%	9.72%

Vincent Labarbara	2,600,620	5.2%	0	0.0%	5.2%

Mario Marsillo Jr.	2,600,620	5.2%	0	0.0%	5.2%

(1)	Michael Finkelstein has voting and dispositive power as to the shares held by Whalehaven Capital Fund Limited.
(2)	Konrad Ackerman has voting and dispositive power as to the shares held by Alpha Capital Anstalt. The address of Alpha Capital Anstalt is Pradafut 7 Furstentums 1490 Vaduz Liechtenstein C4 99999.
(3)	Alpha Capital Anstalt holds 4,000 shares of Series A Preferred Stock, representing the total number issued and outstanding as of the Record Date. Each share of Series A Preferred Stock is convertible by the holder at any time into 500 shares of common stock and votes on an as-converted basis, representing the voting power of 2,000,000 shares of common stock.

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NO DISSENTER’S RIGHTS

Under the DGCL, our certificate of incorporation and our bylaws, no stockholder has any right to dissent to the Company’s withdrawal of election to be registered as a BDC under the 1940 Act, and no stockholder is entitled to appraisal of or payment for their shares of the Company’s stock.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No officer or director of the Company has any substantial interest in the matters acted upon by our stockholders.

ADDITIONAL INFORMATION

We file reports with the SEC, which include annual and quarterly reports, as well as other information the Company is required to file pursuant to the 1940 Act and the Exchange Act. You may read and copy materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple stockholders sharing an address unless we received contrary instructions from one or more of the stockholders. We shall deliver promptly, upon written or oral request, a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the document was delivered. A stockholder can notify us that the stockholder wishes to receive a separate copy of the Information Statement by sending a written request to us at 285 Grand Avenue, Building 5, Englewood, New Jersey 07631, or by calling us at (201) 408-5126. A stockholder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements and proxy statements, if any, and annual reports of the Company.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Eric Weisblum
Eric Weisblum
Chairman and Chief Executive Officer

June 5, 2017

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